SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Horizons ETF Trust I

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

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SHAREHOLDER ID: 123456789

IMPORTANT NOTICE: WE NEED YOUR HELP

December 7, 2018

Dear Valued Shareholder:

We need your help! We recently sent you proxy material for a very important upcoming meeting of Horizons ETF shareholders. We also sent you a follow-up letter reminding you to vote. Our records indicate that we have not yet received your proxy voting instructions. We would not bother you with this communication unless your vote was truly important.

Please help your Fund by casting your proxy vote today

Details of the special meeting, scheduled for December 19th, are described in the proxy statement that has been sent to all shareholders, and are also available online at https://proxyonline.com/docs/horizonsETFs.pdf

Thank you in advance for your attention to this matter.

How do I vote?

(1)	By mail with the enclosed proxy card and postage-prepaid envelope;
(2)	Online, as directed in the proxy voting instructions, or by email to FundProxy@Horizonsetfs.com;
(3)	By calling 800-431-9629; or
(4)	In person at the special shareholder meeting

IMPORTANT NOTICE: WE NEED YOUR HELP

December 7, 2018

Dear Valued Shareholder:

We need your help! We recently sent you proxy material for a very important upcoming meeting of Horizons ETF shareholders. We also sent you a follow-up letter reminding you to vote. Our records indicate that we have not yet received your proxy voting instructions. We would not bother you with this communication unless your vote was truly important.

Please help your Fund by casting your proxy vote today

Details of the special meeting, scheduled for December 19th, are described in the proxy statement that has been sent to all shareholders, and are also available online at https://proxyonline.com/docs/horizonsETFs.pdf

Thank you in advance for your attention to this matter.

How do I vote?

(1)	By mail with the enclosed proxy card and postage-prepaid envelope;
(2)	Online, as directed in the proxy voting instructions, or by email to FundProxy@Horizonsetfs.com;
(3)	By calling 800-431-9629 ext. 12; or
(4)	In person at the special shareholder meeting